UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware                  0-10831                 94-2744492

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Society Park East, L.L.C., a Delaware limited liability company (the “Company”). The assets and liabilities of the Company are allocated solely to the holders of Series C Units of the Registrant for all purposes. The Company owns The Dunes Apartment Homes (“The Dunes”), a 200-unit apartment complex located in Indian Harbor, Florida.

On April 21, 2009 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, CD Group, LLC, a Florida limited liability company (the “Purchaser”) to sell The Dunes to the Purchaser for a total sales price of $6,600,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $6,600,000 subject to prorations and adjustments at the closing. Purchaser agreed to deliver an initial deposit of $100,000 to First American Title Insurance Company (the “Escrow Agent”) within two business days following the Effective Date.

FEASIBILITY PERIOD.  The feasibility period ends on May 5, 2009.  On or before one day after the feasibility period expires, the Purchaser is required to deliver to the Escrow Agent an additional deposit of $100,000.  If the Purchaser fails to notify the Company in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposits will become non-refundable.

CLOSING. The closing will occur on June 4, 2009 (the “Closing Date”) and is subject to customary closing conditions and deliveries. The Purchaser may extend the Closing Date for a period up to an additional fifteen days with written notification to the Company and an additional deposit of $100,000. The Company may extend the Closing Date to the last business day of the month with written notification to the Purchaser.

COSTS AND FEES.  The Purchaser will pay costs related to the title policy and one-half of the customary closing costs of the Escrow Agent. The Company will pay the recording costs in accordance with custom and practice, transfer, sales, use, gross receipts or similar taxes and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Company and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to The Dunes by reason of any insured or uninsured casualty during the period through and including the Closing Date equal to or less than $350,000 will be borne by the Company. The Company must maintain in full force and effect until the Closing Date all existing insurance coverage on The Dunes.

ASSIGNMENT.  With the exception of a permitted assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Company.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Company, and neither party will be obligated to proceed with the purchase and sale.  The Company waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Company, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (a) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000, or, subject to certain conditions, (b) seeking specific performance of the Company’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.74       Purchase and Sale Contract between CCIP Society Park East, L.L.C., a Delaware limited liability company, and CD Group, LLC, a Florida limited liability company, dated April 21, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: April 27, 2009